UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 20, 2012
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2012 the Board of Directors of NIKE, Inc. (the “Company”) approved an amendment, as described below, to the Company’s Long-Term Incentive Plan (the “Plan”), subject to the approval by the Company's shareholders of the amendment at the Company's 2012 Annual Meeting of Shareholders held on September 20, 2012 (the "2012 Annual Meeting").  The Plan provides that it will terminate at the first shareholder meeting that occurs in the fifth fiscal year after the Company's shareholders last approved the Plan.  Accordingly, shareholder re-approval of the Plan at the 2012 Annual Meeting was required to extend the Plan for an additional five years until the fiscal 2017 annual meeting of shareholders.  The re-approval and amendment were approved by the requisite vote of the Company's shareholders at the 2012 Annual Meetnig and became effective as of September 20, 2012.

    The Plan amendment increased the maximum amount payable to any participant under the Plan for performance periods ending in any year from $4,000,000 to $12,000,000 and made awards under the Plan granted after May 31, 2010 subject to the Company's Policy for recoupment of Incentive Compensation.  A copy of the Plan, as amended, is filed as Exhibit 10.1 hereto.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company's annual meeting of shareholders was held on Thursday, September 20, 2012, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 -             Election of Directors:

Directors Elected by holders of Class A Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Elizabeth J. Comstock	89,459,872	-0-	-0-
John G. Connors	89,459,872	-0-	-0-
Timothy D. Cook	89,451,872	8,000	-0-
Douglas G. Houser	89,459,872	-0-	-0-
Philip H. Knight	89,459,872	-0-	-0-
Mark G. Parker	89,459,872	-0-	-0-
Johnathan A. Rodgers	89,451,872	8,000	-0-
Orin C. Smith	89,451,872	8,000	-0-
John R. Thompson, Jr.	89,459,872	-0-	-0-

   Directors Elected by holders of Class B Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Alan B. Graf, Jr.	274,413,703	1,058,424	28,444,159
John C. Lechleiter	274,321,069	1,151,058	28,444,159
Phyllis M. Wise	274,767,105	705,023	28,444,159

Proposal 2 -    Advisory Vote on Executive Compensation

Class A and Class B Common Stock Voting Together:
For	Against	Abstain	Broker Non-Votes
336,602,455	27,405,964	923,580	28,444,159

Proposal 3 -     Approval of Increase in Authorized Common Stock
Class A Common Stock :
For	Against	Abstain	Broker Non-Votes
89,459,872	-0-	-0-	-0-

Class B Common Stock :
For	Against	Abstain	Broker Non-Votes
269,699,318	33,744,672	472,296	-0-

Proposal 4 –           Re-approve and amendment of the NIKE, Inc. Long-Term Incentive Plan.

Class A and Class B Common Stock Voting Together:
For	Against	Abstain	Broker Non-Votes
355,159,808	8,234,658	1,537,533	28,444,159

Proposal 5 –           Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2011.

Class A and Class B Common Stock Voting Together:
For	Against	Abstain	Broker Non-Votes
389,079,920	4,003,151	293,087	-0-

Proposal 6 -     Shareholder Proposal Regarding Political Contributions Disclosure
Class A and Class B Common Stock Voting Together:
For	Against	Abstain	Broker Non-Votes
74,954,681	259,813,960	30,163,359	28,444,159

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits

10.1           NIKE, Inc. Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: September 26, 2012	By:	/s/ Donald W. Blair
Donald W. Blair
Chief Financial Officer